Tidal Trust II 485BPOS

Exhibit (h)(i)(5)

Fifth AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of January 30, 2023, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of July 5, 2022, as amended, is entered into by and between Tidal Trust II, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the name of the Trust to Tidal Trust II; and

WHEREAS, the parties further desire to amend the Agreement to update Exhibit A, as amended, to reflect name changes of certain funds and to add the following funds:

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF; and

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST II	TIDAL ETF SERVICES LLC

On behalf of each series listed on

Amended Exhibit A attached hereto

By:	/s/ Lissa M. Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis
Title:	Secretary	Title:	President

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Innovation Income Strategy ETF
YieldMax KWEB Option Income Strategy ETF
YieldMax GDX Option Income Strategy ETF
YieldMax XBI Option Income Strategy ETF
YieldMax TLT Option Income Strategy ETF
YieldMax AAPL Option Income Strategy ETF
YieldMax AMZN Option Income Strategy ETF
YieldMax BRK.B Option Income Strategy ETF
YieldMax COIN Option Income Strategy ETF
YieldMax META Option Income Strategy ETF
YieldMax GOOG Option Income Strategy ETF
YieldMax NFLX Option Income Strategy ETF
YieldMax NVDA Option Income Strategy ETF
YieldMax SQ Option Income Strategy ETF
YieldMax TSLA Option Income Strategy ETF

Senior Secured Credit Opportunities ETF

Meet Kevin Pricing Power ETF
Meet Kevin Select ETF
Meet Kevin Moderate ETF

REX Daily Short MSTR ETF
REX Daily Short COIN ETF
REX Daily Short GME ETF
REX Daily Short AMC ETF
REX Daily Short PTON ETF
REX Daily Short TLRY ETF
REX Daily Short NKLA ETF
REX Daily Short HOOD ETF
REX Daily Short BYND ETF
REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Veridien Climate Action ETF

REX Daily 2X MSTR ETF
REX Daily 2X COIN ETF
REX Daily 2X GME ETF
REX Daily 2X AMC ETF
REX Daily 2X PTON ETF
REX Daily 2X TLRY ETF
REX Daily 2X NKLA ETF
REX Daily 2X HOOD ETF
REX Daily 2X BYND ETF
REX Daily 2X PENN ETF

Return StackedTM Bonds & Managed Futures ETF
Return StackedTM Global Stocks & Bonds ETF

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